      As filed with the Securities and Exchange Commission on June 4, 1999
                                                    Registration No.____________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        CYPRESS SEMICONDUCTOR CORPORATION
             (Exact Name of Registrant as specified in its charter)

          DELAWARE                        3901 NORTH FIRST STREET                     94-2885898
(State or Other Jurisdiction of           SAN JOSE, CA  95134-1599                  (I.R.S. Employer
Incorporation or Organization)         (Address, including zip code, of         Indentification Number)
                                   Registrant"s Principal Executive Offices)

                          ----------------------------

                ANCHOR CHIPS INCORPORATED 1997 STOCK OPTION PLAN
                              (Full Title of Plan)

                                  T. J. RODGERS
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        CYPRESS SEMICONDUCTOR CORPORATION
                             3901 NORTH FIRST STREET
                             SAN JOSE, CA 95134-1599
                                 (408) 943-2600
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    COPY TO:

                              Barry E. Taylor, Esq.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                           Palo Alto, California 94304
                                 (650) 493-9300

                                    CALCULATION OF REGISTRATION FEE
===========================================================================================================
      TITLE OF SECURITIES          AMOUNT TO BE     PROPOSED MAXIMUM     PROPOSED MAXIMUM      AMOUNT OF
        TO BE REGISTERED           REGISTERED(1)        OFFERING             AGGREGATE       REGISTRATION
                                                    PRICE PER SHARE(2)   OFFERING PRICE(2)        FEE
-----------------------------------------------------------------------------------------------------------
Common Stock of the Registrant
to be issued upon exercise of
options granted under the
Anchor Chips Incorporated 1997     217,344 shares     $0.96352            $209,415.29            $58.22
Stock Option Plan
===========================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable upon exercise of options granted under the Anchor Chips Incorporated 1997 Stock Option Plan (the "Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of the Registrant.

(2) Computed in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee. With respect to 217,344 shares subject to outstanding options to purchase Common Stock under the Plan, the proposed maximum offering price per share is equal to the weighted average exercise price of $0.96352 per share.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INFORMATION INCORPORATED BY REFERENCE.

        There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") by Cypress Semiconductor Corporation, a Delaware corporation (the "Registrant"):

        1. The Registrant"s Annual Report on Form 10-K for the fiscal year ended January 3, 1999, filed on March 24, 1999.

        2. The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended April 4, 1999, filed on May 19, 1999.

        3. The Registrant's Current Report on Form 8-K filed on February 12, 1999, as amended on the Current Report on Form 8-K/A filed on March 24, 1999.

        4.      The Registrant's Current Report on Form 8-K filed on April 16,
                1999.

        5. The Registrant's Proxy Statement on Schedule 14A filed on April 7, 1999.

        6. The Registrant"s Registration Statement on Form 8-A relating to the Registrant"s Common Stock filed on June 12, 1986, and any amendment or report filed for the purpose of updating such description.

        All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Article 11 of Cypress's Certificate of Incorporation provides that, to the fullest extent permitted by Delaware law, as the same now exists or may hereafter be amended, a director shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

        Article VI of Cypress's Bylaws provides that Cypress (i) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, and (ii) may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was an employee or agent of the corporation, or is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Bylaws provide that the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

        Article VI of Cypress's Bylaws also provides that Cypress (1) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, and (2) may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was an employee or agent of the corporation, or is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

        The Bylaws further provide that, to the extent that a director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith and to the extent that an employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he may be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

        Cypress's Bylaws also permit Cypress to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Bylaws would permit indemnification. Cypress currently maintains liability insurance for its officers and directors.

        Cypress has entered into agreements to indemnify its directors and officers, in addition to the indemnification provided for in Cypress's Certificate of Incorporation and Bylaws. These agreements, among other things, indemnify Cypress's directors and officers for certain expenses (including attorney's fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of Cypress, arising out of such person's services as a director or officer of Cypress, any subsidiary of Cypress or any other company or enterprise to which the person provides services at the request of Cypress.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

       NUMBER              DOCUMENT
       ------              --------

        4.1     Anchor Chips Incorporated 1997 Stock Option Plan.

        5.1     Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                Corporation, with respect to the legality of the securities being registered.

        23.1    Consent of Counsel (contained in Exhibit 5.1).

        23.2    Consent of Independent Accountants.

        24.1    Power of Attorney (See page 5).

ITEM 9. UNDERTAKINGS.

        (a)    The Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant"s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan"s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on June 4, 1999.

                              CYPRESS SEMICONDUCTOR CORPORATION


                              By:     /s/ T.J. Rodgers
                                     -------------------------------------
                                     T. J. Rodgers
                                     President and Chief Executive Officer

                                POWER OF ATTORNEY


        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints T. J. Rodgers and Emmanuel Hernandez, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                               TITLE                          DATE

                                        President, Chief Executive              June 4, 1999
/s/ T. J. Rodgers                       Officer and Director  (Principal
--------------------------------        Executive Officer)
T. J. Rodgers

                                        Vice President, Finance and             June 4, 1999
/s/ Emmanuel Hernandez                  Administration and Chief
--------------------------------        Financial Officer (Principal
Emmanuel Hernandez                      Financial and Accounting Officer)


                                        Chairman of the Board of                June 4, 1999
/s/ Eric A. Benhamou                    Directors
--------------------------------
Eric A. Benhamou

                                        Director                                June 4, 1999
 /s/ Fred B. Bialek
--------------------------------
Fred B. Bialek

                                        Director                                June 4, 1999
/s/ John C. Lewis
--------------------------------
John C. Lewis


                                        Director                                June 4, 1999
/s/ Alan F. Shugart
--------------------------------
Alan F. Shugart


                                      INDEX TO EXHIBITS


       Exhibit
       Number                    Description

        4.1     Anchor Chips Incorporated 1997 Stock Option Plan.

        5.1     Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                Corporation, with respect to the legality of the securities being registered.

        23.1    Consent of Counsel (contained in Exhibit 5.1).

        23.2    Consent of Independent Accountants.

        24.1    Power of Attorney (see page 7).